Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS THIRD QUARTER FINANCIAL RESULTS

•Third quarter sales were $67.2 million, up 3% sequentially and 22% from Q3 2020
•Gross margin was 25% versus 26% in Q2 2021 and 25% in Q3 2020
•Net income was $403,000, or $0.02 per diluted share
•Adjusted EBITDA* was $5.8 million versus $7.5 million in Q2 2021 and $6.0 million in Q3 2020
•Cash and marketable securities at September 30, 2021, were $182.0 million versus $53.9 million at December 31, 2020

BROOMFIELD, Colo. - October 21, 2021 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its third quarter ended September 30, 2021.

Third quarter sales were $67.2 million, up 3% sequentially versus the second quarter, and up 22% versus the third quarter of 2020. DynaEnergetics, DMC’s energy products business, reported a 19% sequential increase in unit sales of its fully integrated and factory-assembled DS perforating systems in North America. The increase outpaced the 6% sequential increase in U.S. onshore well completions, as reported by the U.S. Energy Information Administration. Higher DS unit sales were partially offset by supply chain bottlenecks and travel restrictions that impacted certain international orders at both DynaEnergetics and NobelClad, DMC’s composite metals business.

Third quarter gross margin was 25% versus 26% in the 2021 second quarter and 25% in last year's third quarter. This year’s third quarter gross margin includes the effects of Employee Retention Credits related to the CARES Act, while last year’s third quarter benefitted from higher-margin international sales at DynaEnergetics that were $4.6 million greater than this year’s third quarter.

Selling, general and administrative expense (SG&A) was $15.3 million, up from $14.0 million in the second quarter and $11.6 million in the year-ago third quarter. SG&A in this year’s third quarter included $2.3 million in litigation expense related to several patent infringement cases in which DynaEnergetics is the plaintiff. Litigation expense was $1.2 million in this year’s second quarter and $521,000 in the third quarter a year ago.

Third quarter operating income was $1.1 million versus $1.5 million in last year's third quarter. Net income was $403,000, or $0.02 per diluted share, versus net income of $1.0 million, or $0.07 per diluted share, in last year’s third quarter.

Third quarter adjusted EBITDA was $5.8 million versus $7.5 million in the 2021 second quarter, and $6.0 million in the 2020 third quarter.

DMC ended the third quarter with cash and marketable securities of $182.0 million, up from $181.3 million at the end of the second quarter, and $53.9 million at December 31, 2020. During this year's second quarter, the Company raised net proceeds of $123.5 million through a registered public equity offering.

DynaEnergetics

Third quarter sales at DynaEnergetics were $44.2 million, up 5% sequentially and 29% from the 2020 third quarter. Gross margin was 22%, down from 25% in the second quarter of 2021 and 24% in last year’s third quarter. The decline reflects the previously mentioned dip in higher-margin international sales. Adjusted EBITDA was $3.6 million versus $4.2 million in last year’s third quarter.

NobelClad
Third quarter sales at NobelClad were $22.9 million, down 1% sequentially and up 9% versus the 2020 third quarter. Gross margin was 30%, up from 28% in the 2021 second quarter and 26% in last year's third quarter. The gross margin improvement reflects a more favorable project mix. Adjusted EBITDA was $4.6 million, up from $3.4 million in last year’s third quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the third quarter was 0.99, and its rolling 12-month bookings were $84.3 million. Order backlog was $42.9 million versus $45.1 million at the end of the second quarter.

Nine-month results
Consolidated sales for the nine-month period were $188.3 million, up 9% versus the same period a year ago. Gross margin was 25% versus 26% in the 2020 nine-month period. Operating income was $3.1 million versus an operating loss of $178,000 in last year’s nine-month period. Net income for the period was $2.6 million, or $0.15 per diluted share, versus a net loss of $485,000, or $0.03 per diluted share, in the same period a year ago. Adjusted EBITDA was $17.3 million versus $15.5 million in last year’s nine-month period.

DynaEnergetics
Nine-month sales at DynaEnergetics were $124.7 million, up 12% from $111.1 million, in last year’s nine-month period. Operating income was $6.3 million versus $3.9 million in the comparable year-ago period. Adjusted EBITDA was $12.4 million versus $12.2 million in last year’s nine-month period.

NobelClad
NobelClad reported nine-month sales of $63.6 million, up 4% from $61.0 million at the nine-month mark last year. Operating income was $8.6 million versus $5.9 million in the comparable year-ago period, while adjusted EBITDA was $11.6 million versus $8.8 million in last year’s nine-month period.

Management Commentary
Kevin Longe, president and CEO, said, “Supply chain disruptions and travel restrictions challenged the international operations of both DMC businesses during the third quarter. As a result, consolidated sales were below our expectations. DynaEnergetics’ international sales were down $2.8 million sequentially versus the $7.4 million reported in second quarter; and at NobelClad, disruptions in global metals supplies slowed activity at its U.S. and European manufacturing facilities.

“In North America, rising crude prices led to higher well completion activity, which drove a strong increase in unit sales of DynaEnergetics’ fully integrated and factory-assembled DS perforating systems. However, pricing for products and services remained weak. As market conditions continue to improve and operators implement their 2022 budgets, we believe pricing will begin to improve as well. We expect DynaEnergetics will be among the first to benefit from strengthening prices, as it offers a highly differentiated product line that delivers proven improvements in the safety, efficiency and reliability of its customers’ operations. Factory-assembled DS systems are delivered just in time to the wellsite, eliminating assembly operations and requiring fewer people on location. Our systems also lead to better performing wells for operators.”

Earlier this week, DynaEnergetics announced a 5% price increase that will go into effect November 22, 2021. The increase was implemented to offset higher labor and material costs, as well as the anticipated wind down of the

CARES Act. DynaEnergetics expects to implement additional increases during 2022 as it seeks to return margins to levels that reflect the inherent value of its products.

“We continue to aggressively pursue legal action against several companies that have commercialized products we believe violate DynaEnergetics’ intellectual property,” Longe added. “We are steadfastly committed to our legal position and believe our strategy is critical to maintaining our competitive advantages and protecting our substantial investments in new technologies and products.

“I am encouraged by the progress NobelClad is making to strengthen its commercial organization and expand its addressable market. The sales team also is reporting growing customer interest in its new DetaPipe™ offering.”

Longe concluded, “The economy continues to strengthen, and demand in our primary end markets is improving. DMC has a strong balance sheet, and our businesses are well positioned with the right people, products and infrastructure to address the growing demand.”

Guidance
Michael Kuta, CFO, said fourth quarter 2021 sales are expected in a range of $68 million to $74 million versus the $67.2 million reported in the 2021 third quarter. DynaEnergetics is expected to report fourth quarter sales in a range of $46 million to $50 million versus the $44.2 million reported in 2021 third quarter. The anticipated increase reflects an expected improvement in international sales following the Covid-related order delays in the third quarter. NobelClad’s sales are expected in a range of $22 million to $24 million versus the $22.9 million reported in the 2021 third quarter. NobelClad’s fourth quarter sales forecast includes $8.8 million related to a previously announced order from the chemical industry. Receipt of the raw materials required to produce the order has been delayed due to supply chain bottlenecks, and while NobelClad still expects to receive the materials and fulfil the order during the fourth quarter, there remains a risk that some, or all, of the shipment will occur after year end.

Consolidated gross margin is expected in a range of 23% to 24% versus the 25% reported in the 2021 third quarter. The expected decline relates to a less favorable project mix at NobelClad.

Fourth quarter selling, general and administrative (SG&A) expense is expected in a range of $15 million to $16 million versus the $15.3 million reported in the 2021 third quarter. Fourth quarter SG&A includes anticipated patent infringement litigation expenses of approximately $2.0 million at DynaEnergetics.

Amortization expense is expected to be approximately $200,000. DMC’s full year tax-rate is expected in a range of 31% to 33%.

Adjusted EBITDA is expected in a range of $5 million to $6 million versus the $5.8 million in the third quarter of 2021.The fourth quarter Adjusted EBITDA forecast includes litigation expenses of approximately $2.0 million and assumes the previously enacted CARES Act legislation remains in effect through year end.

Fourth quarter capital expenditures are expected in a range of $2 million to $4 million. For modeling purposes, fourth quarter weighted average shares outstanding will be approximately 18.7 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.webcaster4.com/Webcast/Page/2204/43173, or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 414967. A telephonic replay will be available through November 4, 2021, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID 43173.

*Use of Non-GAAP Financial Measures

Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), and net cash are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net cash is defined as cash and cash equivalents less total debt. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss) and adjusted net income (loss) are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss) and net income (loss), respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including fourth quarter guidance on sales, gross margin, SG&A, amortization expense, litigation expense, adjusted EBITDA, capital expenditures and tax rate; as well as our belief that pricing will improve for perforating systems generally and for DynaEnergetics' systems; plans to implement price increases at DynaEnergetics; our expectation that international orders at DynaEnergetics will improve next year; and the anticipated timing of NobelClad’s large chemical industry order. Statements other than those of historical fact included in this press release are forward-looking statements. Forward-looking statements are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs, ability to achieve goals and numerous other factors. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; our ability to collect on our accounts receivable; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw materials; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2020. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
NET SALES	$67,175	$65,438	$55,281	3%	22%
COST OF PRODUCTS SOLD	50,513	48,467	41,688	4%	21%
Gross profit	16,662	16,971	13,593	-2%	23%
Gross profit percentage	25%	26%	25%
COSTS AND EXPENSES:
General and administrative expenses	9,721	8,471	6,911	15%	41%
Selling and distribution expenses	5,593	5,544	4,705	1%	19%
Amortization of purchased intangible assets	211	288	369	-27%	-43%
Restructuring expenses and asset impairments	—	—	143	n/a	-100%
Total costs and expenses	15,525	14,303	12,128	9%	28%
OPERATING INCOME	1,137	2,668	1,465	-57%	-22%
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(198)	108	(148)	-283%	-34%
Interest expense, net	(14)	(81)	(170)	83%	92%
INCOME BEFORE INCOME TAXES	925	2,695	1,147	-66%	-19%
INCOME TAX PROVISION	522	971	139	-46%	276%
NET INCOME	403	1,724	1,008	-77%	-60%
NET INCOME PER SHARE
Basic	$0.02	$0.10	$0.07	-80%	-71%
Diluted	$0.02	$0.10	$0.07	-80%	-71%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	18,728,278	17,554,809	14,820,881	7%	26%
Diluted	18,739,085	17,568,444	14,820,881	7%	26%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$—

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Nine months ended		Change
	Sep 30, 2021	Sep 30, 2020	Year-on-year
NET SALES	$188,271	$172,048	9%
COST OF PRODUCTS SOLD	141,725	127,381	11%
Gross profit	46,546	44,667	4%
Gross profit percentage	25%	26%
COSTS AND EXPENSES:
General and administrative expenses	26,121	21,744	20%
Selling and distribution expenses	16,380	18,720	-13%
Amortization of purchased intangible assets	823	1,076	-24%
Restructuring expenses and asset impairments	127	3,305	-96%
Total costs and expenses	43,451	44,845	-3%
OPERATING INCOME (LOSS)	3,095	(178)	1,839%
OTHER INCOME (EXPENSE):
Other income (expense), net	304	(118)	358%
Interest expense, net	(230)	(564)	59%
INCOME (LOSS) BEFORE INCOME TAXES	3,169	(860)	468%
INCOME TAX PROVISION (BENEFIT)	610	(375)	263%
NET INCOME (LOSS)	2,559	(485)	628%
NET INCOME (LOSS) PER SHARE
Basic	$0.15	$(0.03)	600%
Diluted	$0.15	$(0.03)	600%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	17,239,306	14,759,062	17%
Diluted	17,250,525	14,759,062	17%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$0.125

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
Net sales	$44,237	$42,268	$34,201	5%	29%
Gross profit	9,924	10,676	8,194	-7%	21%
Gross profit percentage	22%	25%	24%
COSTS AND EXPENSES:
General and administrative expenses	4,990	4,012	3,176	24%	57%
Selling and distribution expenses	3,260	3,300	2,445	-1%	33%
Amortization of purchased intangible assets	89	163	269	-45%	-67%
Restructuring expenses and asset impairments	—	—	133	n/a	-100%
Operating income	1,585	3,201	2,171	-50%	-27%
Adjusted EBITDA	$3,597	$5,284	$4,170	-32%	-14%

	Nine months ended		Change
	Sep 30, 2021	Sep 30, 2020	Year-on-year
Net sales	$124,677	$111,065	12%
Gross profit	29,034	29,640	-2%
Gross profit percentage	23%	27%
COSTS AND EXPENSES:
General and administrative expenses	12,574	10,164	24%
Selling and distribution expenses	9,702	11,880	-18%
Amortization of purchased intangible assets	451	788	-43%
Restructuring expenses and asset impairments	—	2,922	-100%
Operating income	6,307	3,886	62%
Adjusted EBITDA	$12,402	$12,218	2%

NobelClad

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
Net sales	$22,938	$23,170	$21,080	-1%	9%
Gross profit	6,883	6,460	5,577	7%	23%
Gross profit percentage	30%	28%	26%
COSTS AND EXPENSES:
General and administrative expenses	933	889	878	5%	6%
Selling and distribution expenses	2,208	2,075	2,106	6%	5%
Amortization of purchased intangible assets	122	125	100	-2%	22%
Restructuring expenses and asset impairments	—	—	10	n/a	-100%
Operating income	3,620	3,371	2,483	7%	46%
Adjusted EBITDA	$4,587	$4,316	$3,372	6%	36%

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

	Nine months ended		Change
	Sep 30, 2021	Sep 30, 2020	Year-on-year
Net sales	$63,594	$60,983	4%
Gross profit	17,960	15,530	16%
Gross profit percentage	28%	25%
COSTS AND EXPENSES:
General and administrative expenses	2,636	2,649	—%
Selling and distribution expenses	6,230	6,388	-2%
Amortization of purchased intangible assets	372	288	29%
Restructuring expenses and asset impairments	127	264	-52%
Operating income	8,595	5,941	45%
Adjusted EBITDA	$11,573	$8,799	32%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

				Change
	Sep 30, 2021	Jun 30, 2021	Dec 31, 2020	Sequential	From year-end
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$37,020	$36,363	$28,187	2%	31%
Marketable securities	144,932	144,931	25,736	—%	463%
Accounts receivable, net	39,347	43,027	31,366	-9%	25%
Inventories	62,172	62,478	52,573	—%	18%
Other current assets	9,974	10,577	5,448	-6%	83%

Total current assets	293,445	297,376	143,310	-1%	105%

Property, plant and equipment, net	105,137	105,589	109,411	—%	-4%
Purchased intangible assets, net	1,829	2,391	3,665	-24%	-50%
Other long-term assets	35,964	28,990	23,259	24%	55%

Total assets	$436,375	$434,346	$279,645	—%	56%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$24,436	$25,122	$17,574	-3%	39%
Contract liabilities	9,759	10,188	4,928	-4%	98%
Accrued income taxes	8,101	8,696	7,279	-7%	11%
Current portion of long-term debt	—	—	3,125	n/a	-100%
Other current liabilities	17,692	15,204	14,202	16%	25%

Total current liabilities	59,988	59,210	47,108	1%	27%

Long-term debt	—	—	8,139	n/a	-100%
Deferred tax liabilities	1,373	1,153	2,254	19%	-39%
Other long-term liabilities	30,114	27,946	25,230	8%	19%
Stockholders’ equity	344,900	346,037	196,914	—%	75%

Total liabilities and stockholders’ equity	$436,375	$434,346	$279,645	—%	56%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$403	$1,724	$1,008
Adjustments to reconcile net income to net cash provided (used in) by operating activities:
Depreciation	2,870	2,832	2,451
Amortization of purchased intangible assets	211	288	369
Amortization of deferred debt issuance costs	56	56	55
Stock-based compensation	1,569	1,727	1,595
Deferred income taxes	570	(282)	521
(Gain) loss on disposal of property, plant and equipment	(15)	5	114
Restructuring expenses and asset impairments	—	—	143
Change in working capital, net	(1,549)	(14,547)	3,970
Net cash provided by (used in) operating activities	4,115	(8,197)	10,226
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	—	(123,984)	—
Acquisition of property, plant and equipment	(3,096)	(1,887)	(2,206)
Proceeds on sale of property, plant and equipment	15	723	6
Net cash used in investing activities	(3,081)	(125,148)	(2,200)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on capital expenditure facility	—	—	(782)
Payment of deferred debt issuance costs	—	—	(4)
Net proceeds from issuance of common stock through equity offering	—	123,461	3
Net proceeds from issuance of common stock	—	253	—
Treasury stock purchases	(25)	(16)	(55)
Net cash (used in) provided by financing activities	(25)	123,698	(838)
EFFECTS OF EXCHANGE RATES ON CASH	(352)	173	168

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	657	(9,474)	7,356
CASH AND CASH EQUIVALENTS, beginning of the period	36,363	45,837	17,248
CASH AND CASH EQUIVALENTS, end of the period	$37,020	$36,363	$24,604

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2021	Sep 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,559	$(485)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	8,400	7,167
Amortization of purchased intangible assets	823	1,076
Amortization of deferred debt issuance costs	168	154
Stock-based compensation	4,904	4,154
Deferred income taxes	(2,046)	(839)
(Gain) loss on disposal of property, plant and equipment	(298)	113
Restructuring expenses and asset impairments	127	3,305
Change in working capital, net	(16,543)	6,709
Net cash (used in) provided by operating activities	(1,906)	21,354
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	(123,984)	—
Proceeds from maturities of marketable securities	4,799	—
Acquisition of property, plant and equipment	(6,348)	(9,682)
Proceeds on sale of property, plant and equipment	1,019	20
Net cash used in investing activities	(124,514)	(9,662)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on capital expenditure facility	(11,750)	(2,344)
Payment of dividends	—	(3,749)
Payment of deferred debt issuance costs	—	(88)
Net proceeds from issuance of common stock through equity offering	123,461	—
Net proceeds from issuance of common stock through at-the-market offering program	25,262	—
Net proceeds from issuance of common stock	253	266
Treasury stock purchases	(2,476)	(1,123)
Net cash provided by (used in) financing activities	134,750	(7,038)
EFFECTS OF EXCHANGE RATES ON CASH	503	(403)

NET INCREASE IN CASH AND CASH EQUIVALENTS	8,833	4,251
CASH AND CASH EQUIVALENTS, beginning of the period	28,187	20,353
CASH AND CASH EQUIVALENTS, end of the period	$37,020	$24,604

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
Net income	$403	$1,724	$1,008	-77%	-60%
Interest expense, net	14	81	170	-83%	-92%
Income tax provision	522	971	139	-46%	276%
Depreciation	2,870	2,832	2,451	1%	17%
Amortization of purchased intangible assets	211	288	369	-27%	-43%

EBITDA	4,020	5,896	4,137	-32%	-3%
Restructuring expenses and asset impairments	—	—	143	n/a	-100%
Stock-based compensation	1,569	1,727	1,595	-9%	-2%
Other expense (income), net	198	(108)	148	283%	34%
Adjusted EBITDA	$5,787	$7,515	$6,023	-23%	-4%

	Nine months ended		Change
	Sep 30, 2021	Sep 30, 2020	Year-on-year
Net income (loss)	$2,559	$(485)	628%
Interest expense, net	230	564	-59%
Income tax provision (benefit)	610	(375)	263%
Depreciation	8,400	7,167	17%
Amortization of purchased intangible assets	823	1,076	-24%

EBITDA	12,622	7,947	59%
Restructuring expenses and asset impairments	127	3,305	-96%
Stock-based compensation	4,904	4,154	18%
Other (income) expense, net	(304)	118	-358%
Adjusted EBITDA	$17,349	$15,524	12%

Adjusted operating income (loss)

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
Operating income, as reported	$1,137	$2,668	$1,465	-57%	-22%
Restructuring expenses and asset impairments:
DynaEnergetics	—	—	133	n/a	-100%
NobelClad	—	—	10	n/a	-100%
Adjusted operating income	$1,137	$2,668	$1,608	-57%	-29%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Nine months ended		Change
	Sep 30, 2021	Sep 30, 2020	Year-on-year
Operating income (loss), as reported	$3,095	$(178)	1,839%
Restructuring expenses and asset impairments:
DynaEnergetics	—	2,922	-100%
NobelClad	127	264	-52%
Corporate	—	119	-100%
Adjusted operating income	$3,222	$3,127	3%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended September 30, 2020
	Pretax	Tax Provision	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$1,147	$139	$1,008	14,820,881	$0.07
Restructuring expenses and asset impairments:
DynaEnergetics	133	(39)	172	14,820,881	0.01
NobelClad	10	3	7	14,820,881	—
Adjusted net income	$1,290	$103	$1,187	14,820,881	$0.08

	Nine months ended September 30, 2021
	Pretax	Tax Provision	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$3,169	$610	$2,559	17,250,525	0.15
Restructuring expenses and asset impairments:
NobelClad	127	—	127	17,250,525	0.01
Adjusted net income	$3,296	$610	$2,686	17,250,525	$0.16

	Nine months ended September 30, 2020
	Pretax	Tax (Benefit) Provision	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(860)	$(375)	$(485)	14,759,062	$(0.03)
Restructuring expenses and asset impairments:
DynaEnergetics	2,922	896	2,026	14,759,062	0.14
NobelClad	264	77	187	14,759,062	0.01
Corporate	119	25	94	14,759,062	0.01
Adjusted net income	$2,445	$623	$1,822	14,759,062	$0.13

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Return on Invested Capital

		Three months ended
		Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Operating income (loss)		$1,465	$(818)	$(710)	$2,668	$1,137
Income tax provision (benefit) (1)		177	(54)	(1,390)	960	641
Net operating profit (loss) after taxes (NOPAT)		1,288	(764)	680	1,708	496
Trailing Twelve Months NOPAT			(717)	(4,277)	2,912	2,120

	Balances as of
	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Current portion of lease liabilities	1,846	1,804	1,741	1,505	1,477	1,648
Long-term portion of lease liabilities	10,430	10,155	10,066	10,137	9,944	10,432
Current portion of long-term debt	3,125	3,125	3,125	—	—	—
Long-term debt	9,595	8,867	8,139	—	—	—
Total stockholders' equity	170,283	169,951	196,914	218,430	346,037	344,900
Total invested capital	195,279	193,902	219,985	230,072	357,458	356,980
Average invested capital			208,946	214,182	276,369	275,441

Trailing Twelve Months Return on Invested Capital (ROIC)			—%	(2%)	1%	1%

(1) Tax calculation for NOPAT:
	Three months ended		Twelve months ended	Three months ended
	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	Sep 30, 2021
Income (loss) before income taxes	1,147	(1,100)	(1,960)	(451)	2,695	925
Income tax provision (benefit)	139	(173)	(548)	(883)	971	522
Effective tax rate	12.1%	15.7%	28.0%	195.8%	36.0%	56.4%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
Operating income, as reported	$1,585	$3,201	$2,171	-50%	-27%
Adjustments:
Restructuring expenses and asset impairments	—	—	133	n/a	-100%

Adjusted operating income	1,585	3,201	2,304	-50%	-31%
Depreciation	1,923	1,920	1,597	—%	20%
Amortization of purchased intangibles	89	163	269	-45%	-67%
Adjusted EBITDA	$3,597	$5,284	$4,170	-32%	-14%

	Nine months ended
	Sep 30, 2021	Sep 30, 2020	Year-on-year
Operating income, as reported	$6,307	$3,886	62%
Adjustments:
Restructuring expenses and asset impairments	—	2,922	-100%

Adjusted operating income	6,307	6,808	-7%
Depreciation	5,644	4,622	22%
Amortization of purchased intangibles	451	788	-43%
Adjusted EBITDA	$12,402	$12,218	2%

NobelClad

	Three months ended			Change
	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020	Sequential	Year-on-year
Operating income, as reported	$3,620	$3,371	$2,483	7%	46%
Adjustments:
Restructuring expenses and asset impairments	—	—	10	n/a	-100%

Adjusted operating income	3,620	3,371	2,493
Depreciation	845	820	779	3%	8%
Amortization of purchased intangibles	122	125	100	-2%	22%
Adjusted EBITDA	$4,587	$4,316	$3,372	6%	36%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Nine months ended
	Sep 30, 2021	Sep 30, 2020	Year-on-year
Operating income, as reported	$8,595	$5,941	45%
Adjustments:
Restructuring expenses and asset impairments	127	264	-52%

Adjusted operating income	8,722	6,205	41%
Depreciation	2,479	2,306	8%
Amortization of purchased intangibles	372	288	29%
Adjusted EBITDA	$11,573	$8,799	32%